                                                                    Exhibit 23.4

                               November 18, 1994



Enserch Exploration Partners, Ltd.
4849 Greenville Avenue, Suite 1500
Dallas, Texas   75206

Gentlemen:

     We hereby consent to the references to us under the caption "Properties" and in Note 7 of the Notes to Financial Statements in your Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and to the use of information from our "Report as of January 1, 1994 on Proved and Probable Reserves of Certain Properties owned by EP Operating Company," in your Proxy/Registration Statement on Form S-4 being filed with the Securities and Exchange Commission on or about November 21, 1994; provided, however, we are in the early stages of preparing estimates of the proved and probable reserves of the properties owned by EP Operating Company, as of December 31, 1994, and are not presently aware of any material change, other than production, in the estimated quantities of reserves of the properties to be included in our report.

                                                  Very truly yours,


                                                  DeGOLYER and MacNAUGHTON